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                                                                    Exhibit 21.1

                    Subsidiaries of AXENT Technologies, Inc.
                    ----------------------------------------

NAME                              ORGANIZED IN
----                              ------------

AssureNet Pathways, Inc.          Delaware

AXENT Technologies Limited        United Kingdom

AXENT B.V.                        Netherlands

Datamedia Corporation             Delaware

Internet Tools, Inc.              Delaware

Raptor Systems, Inc.              Delaware

Secure Network Consulting, Inc.   Delaware

AXENT K.K.                        Japan